As filed with the Securities and Exchange Commission on May 19, 2004
                                          REGISTRATION NO. 333-61229
3==============================================================================

              SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC  20549
                  -----------------------

              POST-EFFECTIVE AMENDMENT NO. 1 TO
                         FORM S-8

                REGISTRATION STATEMENT UNDER
                  THE SECURITIES ACT OF 1933


                    TECH/OPS SEVCON, INC.
   (Exact name of registrant as specified in its charter)

               DELAWARE           04-2985631
(State or other jurisdiction    (I.R.S. Employer
     of incorporation)	        Identification No.)

   155 Northboro Road, Southborough, Massachusetts, 01772
(Address and telephone number of registrant's principal executive offices)



              1998 DIRECTOR STOCK OPTION PLAN,
       as merged into and amended and restated as the
                1996 EQUITY INCENTIVE PLAN
                 (Full Title of the Plan)

                       Paul A. McPartlin
       Vice President, Treasurer and Chief Financial Officer
                     Tech/Ops Sevcon, Inc.
                      155 Northboro Road
               Southborough, Massachusetts 01772
            (Name and address of agent for service)

                       (508) 281-5510
  (Telephone number, including area code, of agent for service)

                     with copies to:

                   Matthew C. Dallett
                   Palmer & Dodge LLP
           111 Huntington Avenue at Prudential
                    Boston, MA 02199
--------------------------------------------------------------------------------




          AMENDMENT OF DIRECTOR STOCK OPTION PLAN BY MERGER INTO AND
           AMENDMENT AND RESTATEMENT AS 1996 EQUITY INCENTIVE PLAN

     Registrant hereby amends its Registration Statement on Form S-8 (Commission File No.333-61229) filed with the Securities and Exchange Commission
(the "Commission") on August 12, 1998(the "Registration Statement"), to reflect the merger of the Registrant's 1998 Director Stock Option Plan(the "Director Plan") into, and the amendment and restatement of, the Registrant's 1996 Equity Incentive Plan (the "Equity Plan"), as approved by the shareholders of the Registrant on January 27, 2004. At the time of the merger, 50,000 shares of our Common Stock, $0.10 par value (the "common stock"), that hadbeen previously registered on the Registration Statement had not been issued. The Equity Plan Was effective as of January 31, 1996, the date on which it was approved by our stockholders. The rights and privileges of holders of outstanding options under the Director Plan continue to be governed by the Director Plan as in effect
before January 27, 2004.   As a result of the merger, 50,000 shares of our
common stock that previously had been available for issuance under the Director Plan, which includes shares subject to outstanding options originally issued under the Director Plan that may expire or terminate unexercised or that may be forfeited, are available for issuance under the Equity Plan.





SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Gateshead, England, on May 19, 2004.

                                    TECH/OPS SEVCON, INC.
                                    By:   /s/ Paul A. McPartlin
                                    Paul A. McPartlin
                                    Vice President, Chief Financial Officer and
                                    Treasurer


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SignatureTitleDate

	*
--------------
Matthew Boyle          President, Chief Executive Officer and     May 19, 2004
                       Director (Principal Executive Officer)

/s/ Paul A. McPartlin
---------------------
Paul A. McPartlin      Vice President and Chief Financial         May 19, 2004
                     Officer (Principal Financial and
                             Accounting Officer)
	*
-----------------
Paul B. Rosenberg               Director                          May 19, 2004

        *
-----------------
Maarten D. Hemsley              Director                          May 19, 2004

	*
----------------
Marvin G. Schorr                Director                          May 19, 2004

	*
----------------
Bernard F. Start                Director                          May 19, 2004

	*
-----------------
David R. Steadman               Director                          May 19, 2004

	*
-----------------
C. Vincent Vappi                Director                          May 19, 2004

*By:  /s/ David R. Pokross, Jr.
	David R. Pokross, Jr.
	Attorney-in-Fact




Exhibit Index

Exhibit
Number           Description of Exhibit
------           ----------------------
5         Opinion of Palmer & Dodge LLP.*

23.1      Consent of Grant Thornton LLP, Independent Auditors.

23.2      Consent of Palmer & Dodge LLP (included in Exhibit 5).*

24        Power of Attorney  (previously filed in Part II of the
          Form S-8 dated August 12, 1998, File No. 333-61229).*

*Previously filed.



				                                 Exhibit 23.1

Consent of Independent Certified Public Accountants


We have issued our report dated November 6, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Tech/Ops Sevcon, Inc. on Form 10-K for the year ended September 30, 2003. We hereby consent to the incorporation by reference of said report in this registration statement on Form S-8 (File No. 333-61229, effective May 19, 2004) of Tech/Ops Sevcon,Inc. for its 1998 Director Stock Option Plan, as merged into and amended and restated as the 1996 Equity Incentive Plan.

								/s/ GRANT THORNTON LLP


Boston, Massachusetts
May 19, 2004